                                                                     EXHIBIT 4.2



THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN SECTION 7 OF THE INVESTMENT AGREEMENT, DATED AS OF DECEMBER 31, 1995, AMONG NTN COMMUNICATIONS, INC., IWN, INC. AND SYMPHONY MANAGEMENT ASSOCIATES, INC., AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. A COPY OF SAID AGREEMENT MAY BE INSPECTED AT THE OFFICES OF NTN COMMUNICATIONS, INC.


                         Warrant to Purchase

WF-01                         400,000
                              Shares

                            NTN COMMUNICATIONS INC.

             (Incorporated under the laws of the State of Delaware)

               WARRANT CERTIFICATE FOR THE PURCHASE OF SHARES OF
          THE $.005 PAR VALUE COMMON STOCK OF NTN COMMUNICATIONS, INC.


EXERCISABLE ONLY AFTER MARCH 11, 1996, AND VOID AFTER MARCH 11, 2001.

Exercise Price:  $4.125 (Four and 125/1000 Dollars) per share.

1.  Warrant; Warrant Shares; Vesting and Exercisability.
    ----------------------------------------------------

          (a) THIS IS TO CERTIFY that, for value received, Symphony IWN Investment LLC ("LLC") or its registered assigns (any or all of whom are referred to herein as the "Holder"), is entitled to purchase, subject to the terms and conditions hereinafter set forth, at anytime from and after March 11, 1996 (the "Commencement Date"), and on or before 5 P.M., Eastern Standard Time, March 11, 2001 (the "Expiration Date"), 400,000 shares of the $.005 par value common stock ("Common Stock") of NTN Communications, Inc. (the "Company"), and to receive certificate(s) for the Common Stock so purchased. In the event, however that this Warrant would expire on a day that is not a Business Day, then the term of this Warrant automatically shall be extended to 5:00 P.M., Eastern Standard Time, on the next succeeding Business Day.

                                       1.

          (b) This Warrant shall be vested in full and immediately exercisable as to 200,000 of the shares of Common Stock purchasable hereunder upon the Commencement Date. This Warrant shall become exercisable as to the balance of 200,000 of the shares of Common Stock purchasable hereunder in increments, each increment to coincide with and be conditioned upon payment in full by LLC of its additional capital contributions pursuant to and on the dates specified in the Third Amended and Restated Agreement of Limited Partnership, dated and effective as of December 31, 1995 (the "Restated Agreement"), of IWN, L.P. (the "Partnership") as follows:

               (i) as to 73,333 such shares upon LLC's payment to the Partnership of $550,000 on or before April 2, 1996;

               (ii) as to 33,333 such shares upon LLC's payment to the Partnership of $250,000 on or before July 2, 1996;

               (iii) as to 40,000 such shares upon LLC's payment to the Partnership of $300,000 on or before October 1, 1996;

               (iv) as to 13,334 such shares upon LLC's payment to the Partnership of $100,000 on or before January 7, 1997; and

               (v) as to the remaining 40,000 such shares upon LLC's payment to the Partnership of $300,000 on or before April 1, 1997;

in each case, unless LLC's obligation to pay such amount has been expressly waived by the Partnership. The Holder shall have no right to purchase hereunder any incremental shares of Common Stock as to which this Warrant shall not have become exercisable as aforesaid or as provided in Section 6(i). In the event LLC fails for any reason to make any of the aforesaid payments on the dates specified (unless such payment has been waived as aforesaid), the Holder shall not have any right hereunder to purchase the incremental shares of Common Stock corresponding to such payment as set forth above and all such right shall immediately terminate and shall not be carried over to any other incremental shares of Common Stock which may be or become purchasable hereunder.

     2.   Exercise of Warrant.
          -------------------

          (a) This Warrant may be exercised by the Holder of this Warrant at any time during the term hereof in whole at any time, or in part from time to time as to any shares as to which this Warrant shall be or shall have become exercisable as aforesaid (but not for fractional shares), by presentation and surrender of this Warrant to the Company, together with

                                       2.

the annexed Exercise Form duly completed and executed and either (i) a check payable to the order of the Company in an aggregate amount equal to the Current Exercise Price multiplied by the number of shares of Common Stock being purchased ("Aggregate Exercise Price") or (ii) a written notice to the Company that the Holder is exercising the Warrant (or a portion thereof) by authorizing the Company to withhold from issuance a number of shares of Common Stock issuable upon such exercise of this Warrant which, when multiplied by the Current Market Price of the Common Stock, is equal to the Aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Warrant). If the Aggregate Exercise Price includes fractional cents, the Aggregate Exercise Price shall be rounded up to the next higher cent. Upon the Company's receipt of this Warrant, the completed and signed Exercise Form and the requisite payment of the Aggregate Exercise Price, the Company shall issue and deliver (or cause to be delivered) to the exercising Holder stock certificates aggregating the number of shares of Common Stock purchased. In the event of a partial exercise of this Warrant, the Company shall issue and deliver to the Holder a new Warrant at the same time such stock certificates are delivered, which new Warrant shall entitle the Holder to purchase the balance of the Current Exercise Quantity (as hereafter defined) not purchased in that partial exercise and shall otherwise be upon the same terms and provisions as this Warrant.

          (b) In the event the Holder of this Warrant desires that any or all of the stock certificates to be issued upon the exercise hereof be registered in a name or names other than that of the Holder of this Warrant, the Holder must so request in writing at the time of exercise, and pay to the Company funds sufficient to pay all stock transfer taxes (if any) payable in connection with the transfer and delivery of such stock certificates in connection therewith. All such requests shall be subject to the provisions of the Warrant regarding transfer hereof.

          (c) Upon the due exercise by the Holder of this Warrant, whether in whole or in part, the Holder (or any other Person to whom a stock certificate is to be so issued) shall be deemed for all purposes to have become the Holder of record of the shares of Common Stock for which this Warrant has been so exercised, effective immediately prior to the close of business on the date this Warrant, the completed and signed Exercise Form and the requisite payment of the Aggregate Exercise Price are duly delivered to the Company, irrespective of the date of actual delivery of certificates representing such shares of Common Stock so issued.

          (d) For purposes of this Warrant, "Exercise Price" shall mean $4.125 per share.

                                       3.

     3.  Reservation of Shares.
         ---------------------

          (a) The Company agrees at all times to reserve and hold available out of the aggregate of its authorized but unissued Common Stock the number of shares of its Common Stock issuable upon the exercise of this and all other Warrants of like tenor then outstanding. The Company further covenants and agrees that all shares of Common Stock that may be delivered upon the exercise of this Warrant will, upon delivery, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the purchase thereof hereunder.

          (b) This Warrant may be exchanged, without expense to the Holder, for two or more Warrants entitling such Holder to purchase the same aggregate Exercise Quantity at the same current Exercise Price per share and otherwise having the same terms and provisions as this Warrant. The Holder may request such an exchange by surrender of this Warrant to the Company, together with a written exchange request specifying the desired number of Warrants and allocation of the Exercise Quantity and Common Stock purchasable under the existing Warrant. Within ten Business Days after the Company's receipt of this Warrant and such an exchange request, the Company will issue and deliver such new Warrants to that Holder in the amounts and with the allocation duly requested.

          (c) The Company may conclusively treat the Person registered as the Holder of this Warrant as the true, lawful and absolute owner and Holder of this Warrant for all purposes. However, if this Warrant has been duly endorsed in blank to the Holder, the Company in its discretion may conclusively treat the actual Holder of this Warrant (if known to the Company and known to be the beneficial owner thereof, rather than a secured party in possession) as the true, lawful and absolute owner and Holder of this Warrant for all purposes, notwithstanding the fact that the Warrant may be registered in the name of another Person. Any Holder waives and relinquishes its rights under this Warrant by such Holder's endorsement (in blank or to another) and delivery of this Warrant. The Company shall not be bound by any notice or other communication asserting any change in ownership of this Warrant other than through a request to register a transfer in accordance with the provisions of this Warrant.

          (d) In the event of the loss, theft or destruction of this Warrant, the Company shall execute and deliver an identical new Warrant to the Holder in substitution therefor upon the Company's receipt of evidence reasonably satisfactory to the Company of such event (with the affidavit of Holder being sufficient evidence). In the event of the loss, theft, mutilation of or other damage to this Warrant, the Company shall execute and deliver an identical new Warrant to the

                                       4.

Holder in substitution therefor upon the Company's receipt of the mutilated or damaged Warrant and of reasonably satisfactory indemnification (in case of loss or theft) of the Company.

     4.   Surrender of Warrant, Expenses, Etc.
          -----------------------------------

          (a) Whether in connection with the exercise, exchange, registration of transfer or replacement of the Warrant, surrender of this Warrant shall be made to the Company during normal business hours on a Business Day at the executive offices of the Company located at 5966 La Place Court, Carlsbad, California 92008 or to such other office or duly authorized representative of the Company as from time to time may be designated by the Company by written notice given to the Holder.

          (b) The Company shall pay all costs and expenses incurred in connection with the creation, exercise, exchange, transfer or replacement of this Warrant, including the costs of preparation, execution and delivery of stock certificates, and shall pay all taxes (other than any taxes measured by the income of any Person other than the Company and other than securities transfer taxes, which shall be paid by the Holder) and other charges imposed by law payable in connection with the foregoing.

          (c) Upon the surrender of this Warrant in accordance with the terms hereof in connection with any exercise, exchange, transfer or replacement, this Warrant shall be promptly canceled by the Company.

     5.   Exercise.
          --------

          (a) The Warrant shall be exercisable from time to time at the Current Exercise Price. The term "Current Exercise Price" as used herein shall mean the Exercise Price, as the same may be adjusted from time to time as herein provided, in effect at any given time. In determining the Current Exercise Price, the result shall be expressed to the nearest $0.01, but any such lesser amount shall be carried forward (rounded to the nearest $.0001) and shall be considered at the time of and together with the next subsequent adjustment which, together with any adjustments to be carried forward, shall amount to $0.01 per share or more. In no event shall the Current Exercise Price be less than $.01 per share.

          (b) The term "Current Exercise Quantity" as used herein shall mean the Exercise Quantity, as the same may be adjusted from time to time as hereinafter provided, in effect at any given time.

                                       5.

     6.   Adjustments.  The Exercise Quantity is subject to adjustment from time
          -----------
to time upon the occurrence of any of the following events specified in this
Section 6.

          (a) In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution on the Common Stock in the form of other securities or property, except for dividends in cash or property payable from earnings of the Company, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its shares of Common Stock other securities of the Company, the Current Exercise Quantity immediately prior thereto shall be adjusted so that the Holder of this Warrant shall be entitled to receive the kind and number of shares of Common Stock or other securities or property of the Company that he would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph
(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

          (b) For the purpose of this Section 6, the term shares of Common Stock shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Warrant, or (ii) any other class of stock resulting from successive changes or reclassifications of such shares.

          (c) Except as otherwise specifically provided in this Section 6, no adjustment to the Exercise Price or Current Exercise Quantity shall be made in respect of any dividends or distributions on the Common Stock.

          (d) Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted as herein provided, the Current Exercise payable upon exercise of this Warrant shall be adjusted by multiplying such Current Exercise price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of common stock purchasable upon the exercise of this Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Shares so purchasable immediately thereafter.

          (e) To the extent not covered by the other paragraphs of this Section 6 and subject to the exceptions referred to in paragraph (g), in case the Company shall at any time or from time to time after the Commencement Date issue any additional shares of its Common Stock or any Common Stock Equivalents ("Additional Common Stock") for no consideration

                                       6.

or a consideration per share less than the Current Market Price immediately prior to the issuance of such Additional Common Stock, and thereafter successively upon each other such issuance (any such issuance, (including the first one) referred to herein as a "Dilutive Issuance"), forthwith be increased to an Exercise Quantity calculated as follows:

          (1) Upon each Dilutive Issuance, a deemed exercise price per share (the "Deemed Warrant Price") shall be determined as provided in the following subparagraph (2). Thereafter, the Holder of this Warrant shall be entitled to purchase, at the Exercise Price, the number of shares of Common Stock obtained by multiplying the Exercise Price by the number of shares of Common Stock purchasable under this Warrant immediately prior to the Dilutive Issuance and dividing the product thereof by the Deemed Warrant Price. The Deemed Warrant Price shall have no purpose other than for the calculation of the Current Exercise Quantity as provided herein.

          (2) Successively upon each Dilutive Issuance, a Deemed Warrant Price shall be determined, such Deemed Warrant Price to be a price equal to the price determined by multiplying the Exercise Price, in the case of the First Dilutive Issuance resulting in an adjustment in the Exercise Quantity, or the last determined Deemed Warrant Price, in the case of the second and all successive Dilutive Issuances resulting in an adjustment in the Exercise Quantity, by a fraction, of which

               (A) the numerator shall be equal to the sum of (x) the number of shares of Common Stock outstanding on the Commencement Date or, if applicable, the date of the most recent adjustment of the Exercise Quantity (including as outstanding all shares of Common Stock issuable upon exercise of this Warrant) plus (y) the number of shares of the Company's Common Stock which the aggregate amount of the consideration, if any, received by the Company for all issuances of Common Stock since the applicable date would purchase at the then Current Market Price, and

               (B) the denominator shall be the total number of shares of Common Stock outstanding immediately after the Dilutive Issuance (including as outstanding all shares of Common Stock issuable upon exercise of this Warrant); provided, however, that such adjustment shall be made only if such adjustment results in an increase in the Current Exercise Quantity.

          (f) For purposes of any adjustment as provided above in this Section 6, the following provisions shall also be applicable:

                                       7.

          (1) in case of the issuance of Additional Common Stock for cash, the consideration received by the Company therefor shall be deemed to be the net cash proceeds received by the Company for such Additional Common Stock after deducting any underwriter or placement agent discounts or commissions paid or incurred by the Company for any underwriting or placement of such Additional Common Stock; and

          (2) in case of the issuance (otherwise than upon conversion of obligations or shares of stock of the Company) of Additional Common Stock for a consideration a part of which shall be other than cash, the amount of the consideration so received or to be received by the Company shall be deemed to be the value of such consideration at the time of its receipt by the Company as determined in good faith by the Board of Directors of the Company, except that where the non-cash consideration consists of the cancellation, surrender or exchange of outstanding obligations of the Company (or where such obligations are otherwise converted into shares of Common Stock), the value of the non-cash consideration shall be deemed to be the amount, including principal and any accrued interest, as of the time of the Company's receipt, of the obligations canceled, surrendered, satisfied, exchanged or converted. If the Company receives consideration, part or all of which consists of publicly traded securities (i.e., in lieu of cash), the value of such non-cash consideration
            ----
shall be the aggregate market value of such securities (based on the latest reported trades) as of the close of the day immediately preceding the date of their receipt by the Company.

          (g) Notwithstanding any other provision of this Warrant, no adjustment of the Current Exercise Quantity or Exercise Price shall be made as a result of or in connection with:

               (1) the issuance of Common Stock upon exercise of this Warrant or of any Rights outstanding on the Commencement Date; or

               (2) the sale or issuance of Common Stock of the Company upon the exercise of Rights granted after the Commencement Date under any employee stock option or other employee plan approved by the Company's Board of Directors; or

               (3) the sale or issuance of Additional Common Stock after the Commencement Date at a price per share which represents no more than a 15% discount from the Current Market Price.

          (h) Whenever the Current Exercise Price is adjusted as provided in this Section 6, the Company will promptly mail to the Holder a certificate of the Company's independent

                                       8.

public accountants setting forth the Current Exercise Quantity as so adjusted, the computation of such adjustment and a brief statement of facts accounting for such adjustment.

          (i) Notwithstanding the provisions of Section 1(b) regarding the exercisability of this Warrant or any other provision of this Warrant to the contrary, if the Company shall at any time consolidate with or merge into another corporation where the Company is not the continuing corporation after such merger or consolidation, this Warrant shall, effective immediately prior to the consummation of such consolidation or merger, be and become exercisable in full as to all of the shares of Common Stock purchasable herein and the Holder shall thereupon be entitled to receive, upon the exercise of this Warrant in whole or in part, the securities or other property to which a holder of the number of shares of Common Stock then deliverable upon the exercise hereof would have been entitled upon such consolidation or merger (subject to subsequent adjustments under this Section 6), and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure the Holder that the provisions of this Warrant shall thereafter be applicable in relation to any securities or property thereafter deliverable upon the exercise of this Warrant, including but not limited to, obtaining a written acknowledgement from the continuing corporation of its obligation to supply such securities or property upon such exercise. A sale, transfer or lease of all or substantially all of the assets of the Company to another person shall be deemed a consolidation or merger for the foregoing purposes.

          (j) The Company shall not be required to issue fractional Shares on the exercise of the Warrant. If any fraction of a share of Common Stock would, except for the provisions of this paragraph (j), be issuable on the exercise of the Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the then Current Market Price multiplied by such fraction. For the purpose of this Agreement, the term "Current Market Price" shall mean (i) if the Common Stock is traded in the over-the-counter market or on the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ"), the average per share closing bid prices of the Common Stock on the 60 consecutive trading days immediately preceding the date in question, as reported by NASDAQ or an equivalent generally accepted reporting service, or (ii) if the Common Stock is traded on a national securities exchange, the average for the 60 consecutive trading days immediately preceding the date in question of the daily per share closing prices of the Common Stock on the principal stock exchange on which it is listed, as the case may be. The closing price referred to in clause
(ii) above shall be the last reported sales price or in case no such reported sale takes place on such day, the average of the

                                       9.

reported closing bid and asked prices, in either case on the national securities exchange on which the Common Stock is then listed.

     7.   Purchase, Sale and Terms of the Securities.
          ------------------------------------------

          (a) The Company has authorized the issuance and sale of this Warrant to LLC for the purchase of up to an aggregate of 400,000 shares of the Company's Common Stock.

          (b) The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other preferential rights, a sufficient number of its previously authorized but unissued shares of Common Stock to satisfy the rights of exercise of this Warrant. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of this Warrant shall upon payment therefor as herein provided, be fully paid and non-assessable and free from all taxes, liens and charges with respect to issuance. If the Current Exercise Price is at any time less than the par value of the Common Stock or if this Warrant at any time is exercisable by its delivery alone and without payment of any additional consideration, the Company also covenants and agrees to cause to be taken such action (whether by lowering the par value of the Common Stock, the conversion of the Common Stock from par value to no par value, or otherwise) as will permit the exercise of this Warrant, without any additional payment by the Holder thereof (other than payment of the Current Exercise Price, if any, and applicable transfer taxes, if any), and the issuance of the Common Stock, which Common Stock, upon issuance, will be fully paid and non-assessable.

          (c) The Company has complied and will comply with all applicable federal and state securities laws in connection with the issuance and sale of this Warrant. Neither the Company nor anyone acting on its behalf has offered or will offer to sell this Warrant or other securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, so as to bring the issuance and sale of this Warrant under the registration provisions of the Securities Act.

          (d) The Company has all necessary corporate power and has taken all corporate action required to make all the provisions of this Warrant and any other agreements and instruments executed in connection herewith and therewith the valid and enforceable obligations they purport to be; this Warrant has been duly executed and delivered by the Company and is the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization,

                                      10.

moratorium and similar laws. Sufficient shares of authorized but unissued Common Stock have been reserved by appropriate corporate action in connection with the prospective exercise of this Warrant. This Warrant and the shares of Common Stock purchasable hereunder are not subject to preemptive or similar statutory or contractual rights.

          (e) No authorization, consent, approval license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the offer, issuance, sale, execution or delivery by the Company, or for the performance by it of its obligations under, this Warrant except such, if any, as may be required under any applicable federal or state securities laws.

          (f) The Holder has certain rights to request the Company to include the shares of Common Stock purchasable hereunder held by it in a registration statement of the Company under the Securities Act of 1933, as amended, pursuant to the Registration Agreement.

     8.   Notices to Holder.
          -----------------

          (a) In case at any time the Company shall take any action which would require an adjustment in the Exercise Price or the Current Exercise Quantity pursuant to this Warrant, the Company shall give written notice of such action and such adjustment within 30 days after such action.

          (b)  In case at any time:

               (1) the Company shall authorize the granting to the holders of its Common Stock of any dividends or distributions on Common Stock as set forth in Section 6(a); or

               (2) there shall be any capital reorganization or reclassification of the Common Stock (other than a decrease in par value or from par value to no par value of the Common Stock), or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the company is required, or any sale transfer or lease of all or substantially all of the assets of the Company; or

               (3) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

               (4) there shall be a merger or consolidation of the Company with or into another corporation where the Company is not the continuing corporation after such merger or consolidation;

                                      11.

then, in any one or more of said cases, the Company shall give written notice to the Holder, at the same time and in the same manner as the Company gives notice to the holders of its Common Stock, of the date on which such action, reorganization, reclassification, sale, transfer, lease, consolidation, merger, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also specify the date, if any is to be fixed, as of which the holders of the Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon any such reorganization, reclassification, sale, transfer, lease, consolidation, merger, dissolution, liquidation or winding-up, as the case may be.

          (c) All such notices shall also set forth in reasonable detail such facts as shall indicate the effect of any such action (to the extent such effect may be known at the date of such notice) on the Current Exercise Price, the Current Exercise Quantity and the kind and amount of the shares and other securities and property deliverable upon exercise of the Warrants.

     9.   Adjustments to Number of Shares Issuable Hereunder.  The number of
          --------------------------------------------------
shares of Common Stock called for on the face of this Warrant is the number of shares of Common Stock which can be purchased under this Warrant on the Commencement Date at the Exercise Price. Without limiting any other provision of this Warrant, notwithstanding the number of shares of Common Stock so called for on the face of this Warrant, the aggregate number of shares of Common Stock that can be acquired upon an exercise of this Warrant in whole or in part shall be adjusted from time to time pursuant to this Warrant.

     10.  Rights and Obligations of the Warrant Holder, Etc.  This Warrant shall
          -------------------------------------------------
not entitle the Holder to any rights of a stockholder in the Company. The rights of the Holder of this Warrant are limited to those rights expressly granted in this Warrant, and in no event shall any provisions of this Warrant give, or be deemed to give, the Holder any right to exercise control over the affairs or management of the Company or any of its subsidiaries.

     11.  Transfer Restrictions; Restrictive Stock Legend.
          -----------------------------------------------

          (a) This Warrant and the Common Stock issuable upon the exercise hereof may not be sold, transferred, pledged or hypothecated unless the Company shall have been supplied with evidence reasonably satisfactory to it that such transfer is not in violation of the Securities Act and any applicable state laws. Subject to the satisfaction of the aforesaid condition, this Warrant shall be transferable by the Holder.

                                      12.

          (1) This Warrant and the Common Stock issuable upon exercise of this Warrant have not been registered under securities laws. Accordingly, unless there is an effective registration statement and qualification respecting the Common Stock under securities laws at the time of exercise of this Warrant, any stock certificate issued pursuant to the exercise of this Warrant shall bear the following legend:

               THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. SUCH SHARES MAY BE OFFERED, SOLD, OR TRANSFERRED ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.

     12.  Notice.  Except as otherwise expressly provided in this Warrant, any
          ------
notice, request, demand or other communication permitted or required to be given under this Warrant shall be in writing, shall be signed by the party giving it, shall be sent by one of the following means to the addressee at the address set forth below (or at such other address as shall be designated hereunder by notice to the other parties and persons receiving copies, effective upon actual receipt) and shall be deemed conclusively to have been given: (i) on the first Business Day following the day duly sent by telecopy or timely deposited with Federal Express (or other equivalent national overnight courier) or United States Express Mail, with the cost of transmission or delivery prepaid; (ii) on the fifth Business Day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (iii) when otherwise actually delivered to the addressee. The addresses of the parties are as follows:

          (a) If to the Holder, at the address in the register maintained pursuant to this Warrant:

               With a copy to:

               Symphony IWN Investment LLC
               c/o Symphony Management Associates, Inc.
               900 Bestgate Road, Suite 400
               Annapolis, MD  21401
               Attn:  Richard J. Donnelly
               Telecopier No.: 410-573-5205

                                      13.

               With a copy to:

               Stradley, Ronon, Stevens & Young, LLP
               2600 One Commerce Square
               Philadelphia, PA  19103
               Attn:  William R. Sasso, Esq.
               Telecopier No.: 215-564-8120

          (b) If to the Company, at the following address:

               NTN Communications, Inc.
               5966 La Place Court
               Carlsbad, CA 920086
               Attention:  Chief Executive Officer
               Telecopier No.:  619-929-5289

               With a copy to:

               Troy & Gould Professional Corporation
               1801 Century Park East, 16th Floor
               Los Angeles, California 90067
               Attn: William D. Gould, Esquire
               Telecopier No.:  310-201-4746

or at such addresses as may be provided to the Company or to the Holder in writing from time to time.

     13.  Enforcement.  The Holder of this Warrant, in its sole discretion, may
          -----------
proceed to exercise or enforce any right, power, privilege, remedy or interest that the Holder of this Warrant may have under this Warrant or applicable law without notice except as otherwise expressly provided herein, without pursuing, exhausting or otherwise exercising or enforcing any other right, power, privilege, remedy or interest that the Holder of this Warrant may have against or in respect of the Company, or any other person or thing, and without regard to any act or omission of the Holder of this Warrant or any other person. The Holder of this Warrant may institute separate proceedings with respect to this Warrant and any Warrant Securities in such order and at such tires as the Holder of this Warrant may elect in its sole and absolute discretion.

     14.  Interpretation, Headings, Severability, Etc.
          -------------------------------------------

          (a) The parties acknowledge and agree that: each party and its counsel have reviewed and negotiated the terms and provisions of this Warrant and have contributed to its revisions; the normal rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Warrant; and its terms and provisions shall be construed fairly as to all parties hereto and not in favor of or against any party,

                                      14.

regardless of which party was generally responsible for the preparation of this Warrant.

          (b) The section and other headings contained in this Warrant are for reference purposes only and shall not affect the meaning or interpretation of this Warrant.

          (c) In the event that any term or provision of this Warrant shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by a governmental authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability (i) by or before that authority of the remaining terms and provisions of this Warrant, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Warrant.

     15.  Survival of Representations, Warranties and Covenants, Etc.  Each of
          ----------------------------------------------------------
the representations, warranties and covenants and other agreements of the Company contained in this Warrant shall be absolute and, except as otherwise expressly provided, unconditional; shall survive the execution and delivery of this Warrant and any partial exercise of it, shall remain and continue in full force and effect without regard to any full, partial or non-exercise of any of the Holder's rights, powers, privileges, remedies and interests hereunder, shall not be subject to any defense, counterclaim, set-off, right of recoupment, abatement, reduction or other agreement or determination that the Company may have against the Holder or any other person, shall not be diminished or qualified by the dissolution, reorganization, insolvency, bankruptcy, custodianship or receivership of the Company, and shall remain and continue in full force and effect until all of the Common Stock under this Warrant have been purchased or the term of this Warrant has expired, whichever occurs first, and thereafter with respect to events occurring prior thereto.

     16.  Successors and Assigns.  Whenever in this Warrant reference is made to
          ----------------------
any party, such reference shall be deemed to include the successors, permitted assigns, heirs and legal representatives of such party, and shall be binding upon any direct or indirect successor or assignee of the Company (whether by merger, consolidation, acquisition of substantially all of the Company's assets or otherwise) and shall inure to the benefit of the successors and permitted assigns of the Holder of this Warrant.

     17.  No Waiver By Action, Etc.  Any waiver or consent respecting any term
          ------------------------
or provision of this Warrant shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or

                                      15.

consent. The failure or delay of a party at any time or times to require performance of, or to exercise its rights with respect to, any term or provision of this Warrant in no manner (except as otherwise expressly provided herein) shall affect its right at a later time to enforce any such provision. No notice to or demand on the Company in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. Any and all rights, powers, privileges, remedies and other interests of the Holder or Holders hereof under this Warrant are cumulative and not alternatives, and they are in addition to and shall not limit (except as otherwise expressly provided herein) any other right, power, privilege, remedy or other interest of the Holder or Holders under this Warrant, the other agreements or applicable law.

     18.  Waiver, Modification and Amendment.  Each and every modification and
          ----------------------------------
amendment of this Warrant, and each and every waiver of and consent to any departure from any term or provision hereof (except as otherwise provided herein), shall be in writing and signed by (i) the Company and (ii) the then current Holder of this Warrant.

     19.  Entire Agreement.  This Warrant contains the entire agreement of the
          ----------------
parties and supersedes all other representations, warranties, agreements and understandings, oral or otherwise, among the parties hereto with respect to the matters contained herein and therein with the exception of the representations, warranties, covenants and agreements contained in the Investment Agreement which are hereby affirmed by the Company with respect to the Holder.

     20.  Definitions.
          -----------

          (a) As used in this Warrant, the following capitalized terms shall have the meanings respectively assigned to them below, which meanings shall be applicable equally to the singular and plural forms of the terms so defined. Capitalized terms used and not defined below shall have the meanings respectively assigned to them in this Warrant.

          "Business Day" shall mean any day during which the Company is open for business, other than any Saturday, Sunday or other applicable legal holiday.

          "Common Equity" shall mean the total equity interest in the Company represented by the Common Stock of the Company and shall include Common Equity resulting from any reorganization, reclassification of capital stock or recapitalization of the Company or similar event.

                                      16.

          "Common Stock Equivalents" shall mean all options, warrants, securities and other rights to acquire or otherwise receive from the issuer shares of Common Stock (without regard to whether such options, warrants, securities and other rights are then exchangeable, exercisable or convertible in full, in part or all).

          "Convertible Security" shall mean any security which is convertible into or exchangeable for shares of Common Stock, Common Equity or any Common Stock Equivalent.

          "Person" means an individual, corporation, partnership, estate, limited liability company, association, cooperative, joint venture, trust, unincorporated organization, or a government or any agency, branch or political subdivision thereof.

          "Registration Agreement" shall mean the Registration Rights Agreement dated the date hereof between the Company and Holder.

          "Rights" shall mean options, warrants, subscriptions, calls and rights to acquire Common Stock or Convertible Securities.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and any successor provisions thereto.

     21.  GOVERNING LAW; WAIVER OF JURY TRIAL.
          -----------------------------------

          (A) THIS WARRANT SHALL BE DEEMED TO BE A CONTRACT MADE IN DELAWARE, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS).

          (B) THE COMPANY AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE COMPANY AT ITS ADDRESS DESIGNATED FOR NOTICE UNDER THIS WARRANT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF (I) THE COMPANY'S RECEIPT THEREOF AND
(II) FIVE DAYS AFTER DEPOSIT IN THE UNITED STATES

                                      17.

MAIL. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized representative and its corporate seal to be impressed hereupon and attested to by its Secretary or an Assistant Secretary.

                              NTN COMMUNICATIONS, INC.


                              By:  /s/ Patrick J. Downs
                                  ---------------------------

                              Attest:  /s/  Ronald E. Hogan
                                     ------------------------

                                      18.

                              COMMON STOCK WARRANT
                              --------------------

                                 EXERCISE FORM
                                     (Cash)

NTN Communications, Inc.
5966 La Place Court
Carlsbad, California  92008

Attention:  Chief Executive Officer

  The undersigned Holder of the within Warrant hereby irrevocably elects to exercise the within Warrant to the extent of [__________] shares of Common Stock, $.005 par value per share, of NTN Communications, Inc. (all at the price and on the terms and conditions specified in the attached Warrant). The undersigned herewith encloses the Warrant and a check (payable to the order of NTN Communications, Inc.) in the amount of $[______________________] in payment of the purchase price thereof.


Dated:                        _______________________________________________
                              (Name of Registered Holder - Please Print)

                              By:____________________________________________
                                 (Signature of Registered Holder or of Duly
                                 Authorized Signatory)

                              Title:_________________________________________

                              COMMON STOCK WARRANT
                              --------------------

                                ASSIGNMENT FORM


          For Value Received, the undersigned Holder of within Warrant hereby sells, assigns and transfers unto the transferee whose name and address are set forth below all of the rights of the undersigned under the within Warrant (to the extent of the portion of the within Warrant being transferred hereby, which portion is __________________).

     Name of Transferee:______________________________________
     State of Organization (if applicable):____________________________ Federal Tax Identification or
          Social Security Number:________________________________
     Address:__________________________________________________________

     If such portion of the Warrant being transferred shall not consist of all of the within Warrant, then the undersigned hereby requests that, as provided in the within Warrant, a new warrant of like tenor respecting the balance of the Exercise Quantity not being transferred pursuant hereto be issued in the name of and delivered to the undersigned. The undersigned does hereby irrevocably constitute and appoint ______________ attorney to register the foregoing transfer on the books of NTN Communications, Inc. maintained for that purpose, with full power of substitution in the premises.

Dated:                        ____________________________________________
                              (Name of Registered Holder - Please Print)

                              By:_________________________________________
                                 (Signature of Registered Holder or of Duly
                                 Authorized Signatory)

                              Title:______________________________________

SIGNATURE GUARANTEED:


(Name of Guarantor)


By:

Title:

NOTICE: The name and signature of the Holder as contained in this Assignment Form must correspond exactly to the name as written upon the face of the within Warrant. The signature of the Holder must be guaranteed by a commercial bank or trust company in the United States or a member firm of the New York Stock Exchange.